UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Proteostasis Therapeutics, Inc.
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200 Technology Square, 4th Floor

Cambridge, MA 02139

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Proteostasis Therapeutics, Inc. will be held on Thursday, July 14, 2016, at 9:00 a.m. Eastern Time, at the Company’s offices located at 200 Technology Square, 4th Floor, Cambridge, MA 02139.

The purpose of the meeting is:

1.	to elect two directors, M. James Barrett, Ph.D. and Franklin M. Berger, CFA, to serve as Class I directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors has fixed the close of business on May 27, 2016 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2015 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of our Board of Directors,

Meenu Chhabra

President and Chief Executive Officer

Cambridge, Massachusetts

June 3, 2016

PROTEOSTASIS THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 14, 2016

AT 9:00 AM

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors”) has made this proxy statement (this “Proxy Statement”) and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for our 2016 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about June 3, 2016.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JULY 14, 2016:

This proxy statement, the accompanying proxy card or voting instruction card and our 2015 Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/20577/.

In this Proxy Statement, the terms “Proteostasis,” “we,” “us,” and “our” refer to Proteostasis Therapeutics, Inc. The mailing address of our principal executive offices is Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, Massachusetts 02139.

Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

The Board of Directors set May 27, 2016 as the record date. All record holders of our common stock, par value $0.001 per share, as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

Outstanding Shares

As of April 20, 2016, there were 19,139,041 shares of common stock outstanding. None of our shares of undesignated preferred stock were outstanding as of April 20, 2016.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Any election of directors by our stockholders shall be determined by a plurality of the votes properly cast on the election of directors. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote for that proposal, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your Proteostasis Therapeutics stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. As a result, your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, Massachusetts 02139, Attention: Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

Expenses of Solicitation

Proteostasis is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Procedure for Submitting Stockholder Proposals

Any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 31, 2016. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Any stockholder proposals intended to be presented at the next annual meeting of our stockholders other than those to be included in our proxy materials following the procedures described in Rule 14a-8 must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices no earlier than the close of business on March 16, 2017 (120 days prior to the first anniversary of our 2016 Annual Meeting) and no later than the close of business on April 15, 2017 (90 days prior to the first anniversary of our 2016 Annual Meeting). If the date of the next annual meeting of the stockholders is scheduled to take place before June 14, 2017 (30 days prior to the first anniversary of our 2016 Annual Meeting) or after September 12, 2017 (60 days after to the first anniversary of our 2016 Annual Meeting), notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class I members: M. James Barrett, Ph.D. and Franklin M. Berger, CFA. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2019 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

The names of the nominees for Class I directors and certain information about each as of April 20, 2016 are set forth below.

Name	Positions and Offices Held with Proteostasis	Director Since	Age
M. James Barrett, Ph.D.	Director	2015	73
Franklin M. Berger, CFA	Director	2016	66

Directors Not Standing for Election or Re-Election

The names of and certain information as of April 20, 2016 about the members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with Proteostasis	Director Since	Class and Year in Which Term Will Expire	Age
Meenu Chhabra	President, Chief Executive Officer and Director	2014	Class II -2017	43
Christopher K. Mirabelli, Ph.D.	Chairman of the Board of Directors	2007	Class III -2018	61
Helen M. Boudreau	Director	2016	Class II -2017	50
Jeffery W. Kelly, Ph.D.	Director	2006	Class II -2017	55
Christopher T. Walsh, Ph.D.	Director	2006	Class III -2018	72
Conor M. Walshe	Director	2014	Class III -2018	42

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

M. James Barrett, Ph.D. Dr. Barrett has served on our Board of Directors since May 2015. Dr. Barrett has been a manager of an affiliate of New Enterprise Associates 12, Limited Partnership, or NEA, a venture capital fund, since 2001. He also serves on the boards of Clovis Oncology, Inc. (NASDAQ: CLVS), Galera Therapeutics, GlycoMimetics, Inc. (NASDAQ: GLYC), PhaseBio Pharmaceuticals Inc., Psyadon Pharmaceuticals, Inc., Roka Bioscience, Inc., Senseonics Inc., and Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN). He formerly served on the boards of CoGenesys Inc. (acquired by Teva Pharmaceutical Industries (NASDAQ: TEVA)), Iomai Corporation (acquired by Intercell AG (OTCBB: INRLF, INRLY)), MedImmune, Inc. (acquired by AstraZeneca plc (NYSE: AZN)), Pharmion Corp. (acquired by Celgene Corp. (NASDAQ: CELG)), Inhibitex, Inc. (NASDAQ: INHX, acquired by Bristol-Myers Squibb Company (NYSE: BMY)), and Peptimmune, Inc. Prior to NEA, Dr. Barrett served as Founder, Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc. (n/k/a Senseonics) and also led three NEA-funded companies, serving as Chairman and Chief Executive Officer of Genetic Therapy, Inc., President and Chief Executive Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. (NYSE:TMO)), which was formed through the merger of GIBCO Corporation and Bethesda Research Labs, Inc., where Dr. Barrett was President and Chief Executive Officer. Previously, he worked in various divisions of SmithKline and French (now GlaxoSmithKline Plc (NYSE: GSK)). Dr. Barrett received his Ph.D. in Biochemistry at the University of Tennessee, his M.B.A. from the University of Santa Clara, and a B.S. in Chemistry from Boston College. We believe that Dr. Barrett’s extensive venture capital industry experience and technical background, along with his service on the board of directors of a number of public and private biopharmaceutical companies make him qualified to serve as a member of our Board of Directors.

Franklin M. Berger, CFA. Mr. Berger joined our Board of Directors in February 2016. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic advisory, financing, partnering and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management as a co-founder of the small-cap focused NEMO Fund from January 2007 through May 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the boards of directors of BELLUS Health, Inc. (OTCPK: BLUSF), ESSA Pharma, Inc. (NASDAQ: EPIX), Immune Design Corp. (NASDAQ: IMDZ) and Five Prime Therapeutics, Inc. (NASDAQ: FPRX), each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of Seattle Genetics, Inc., a public biotechnology company, Aurinia Pharmaceuticals, Inc., a public biopharmaceutical company, and Emisphere Technologies, Inc., BioTime, Inc. and VaxGen, Inc., each of which were public biopharmaceutical companies during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics both from Johns Hopkins University and an M.B.A. from the Harvard Business School. He is also a Chartered Financial Analyst. We believe that Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies are important to our strategic planning and financing activities and make him qualified to serve as a member of our Board of Directors.

Meenu Chhabra. Ms. Chhabra has been serving as our President and Chief Executive Officer and a member of our Board of Directors since May 2014. From August 2007 to May 2014, Ms. Chhabra was President and Chief Executive Officer at Allozyne, Inc., a biopharmaceutical company. From December 2006 to August 2007, she served as Vice President of Business Development and Licensing at the Novartis Pharmaceuticals division of

Novartis AG (NYSE: NVS). From July 2003 to November 2006, she served as Chief Business Officer at BioXell SpA, a spin-off from F. Hoffmann-LaRoche Ltd.’s Milan Research Institute (Italy), where she led corporate development and financing activities. Ms. Chhabra has also held management positions with Fresenius Kabi AG, Warner-Lambert Company, LLC, and Bristol-Myers Squibb Company (NYSE: BMY). She obtained her M.B.A. from York University and her B.Sc. from the University of Toronto. We believe that Ms. Chhabra’s operational experience with our Company gained from serving as our President, Chief Executive Officer and member of the Board of Directors, combined with her extensive experience in the biopharmaceutical industry qualify her to serve as a member of our Board of Directors.

Christopher K. Mirabelli, Ph.D. Dr. Mirabelli has served as the chairman of our Board of Directors since November 2007 and also served as our Chief Executive Officer from March 2014 to May 2014. Dr. Mirabelli is currently the President, Chief Executive Officer and Chairman or the Board of Directors of Leap Therapeutics, Inc., a privately held biotechnology company. Dr. Mirabelli has been a managing director of HealthCare Ventures, LLC since 2000. From December 1999 to May 2000, Dr. Mirabelli served as president of pharmaceutical research and development and member of the board of directors of Millennium Pharmaceuticals, Inc., following its merger with LeukoSite Inc., where Dr. Mirabelli had been serving as president, chief executive officer and chairman of the board of directors since 1993. He was a co-founder of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), where he held several positions including senior vice president of research, from 1989 until 1993. Dr. Mirabelli started his career at SmithKline and French Laboratories (now part of GlaxoSmithKline Plc) R&D Division. He is a member of the board of advisors of the Blavatnik Biomedical Accelerator Fund at Harvard Medical School and the Boston Biomedical Innovation Center. He serves on the board of directors for Galleon Pharmaceuticals, Inc. and Theraclone Sciences, Inc. Dr. Mirabelli is a member of the Board of Trustees of Guilford College. He received his Ph.D. in molecular pharmacology from Baylor College of Medicine and a B.S. degree in biology from State University of New York at Fredonia. We believe that Dr. Mirabelli’s historical experience with our Company from serving as our Chief Executive Officer and Chairman, leadership in a number of biopharmaceutical companies, combined with his venture capital industry experience and technical background, make him qualified to serve as a member of our Board of Directors and its chair.

Helen M. Boudreau. Ms. Boudreau joined our Board of Directors in February 2016. Ms. Boudreau has served as the Chief Financial Officer of FORMA Therapeutics, Inc. since October 2014. From September 2008 to September 2014, Ms. Boudreau worked at Novartis, including serving as the Chief Financial Officer of Novartis Corporation, the U.S. corporate arm of Novartis AG (NYSE: NVS), from November 2012 to September 2014, Vice President of Investor Relations from January 2012 to December 2012, and Vice President and Chief Financial Officer for Novartis Oncology, a global business unit, from September 2008 to January 2012. Before joining Novartis, Ms. Boudreau worked at Pfizer, Inc. (NYSE: PFE), where she served in multiple leadership positions, including Vice President of Finance, Customer Business Unit and Commercial Operations, Vice President of Finance, Research and Development, and the Senior Director of Financial Planning and Analysis. Prior to Pfizer, Ms. Boudreau held strategic and operational roles at Yum Brands/PepsiCo., McKinsey & Company, and Bank of America. Ms. Boudreau received a B.A. in Economics from the University of Maryland and an M.B.A. from the Darden School at the University of Virginia. We believe that Ms. Boudreau’s financial background, combined with her extensive experience and leadership in the biotechnology industry, make her qualified to serve as a member of our Board of Directors.

Jeffery W. Kelly, Ph.D. Dr. Kelly, a co-founder of our company, has served on our Board of Directors since December 2006 when our company was founded. Since September 2008, he has been serving as the Chairman of Molecular and Experimental Medicine and the Lita Annenberg Hazen Professor of Chemistry within the Skaggs Institute of Chemical Biology at The Scripps Research Institute in La Jolla, California. From August 2000 to December 2008, he served as Dean of Graduate Studies at The Scripps Research Institute, and from July 2000 to December 2006, he also served as Vice President of Academic Affairs. Dr. Kelly also co-founded FoldRx Pharmaceuticals, Inc. and Misfolding Diagnostics Inc. He received his Ph.D. in organic chemistry from the University of North Carolina at Chapel Hill. We believe that Dr. Kelly’s long history with our company and scientific and technical expertise make him qualified to serve as a member of our Board of Directors.

Christopher T. Walsh, Ph.D. Dr. Walsh, a co-founder of our company, has served on our Board of Directors since December 2006, when our company was founded. Since July 2014, he has been a consulting professor of chemistry at Stanford University. From 1987 to July 2014, he was a professor of biological chemistry and molecular pharmacology at Harvard Medical School. He has been on a number of advisory boards, including the Whitehead Institute, The Scripps Research Institute, California Institute for Biomedical Research and the science review board of the Howard Hughes Medical Institute. Dr. Walsh holds a Ph.D. in life science from Rockefeller University and an A.B. degree in biology from Harvard University. We believe that Dr. Walsh’s long history with our company and scientific and technical expertise make him qualified to serve as a member of our Board of Directors.

Conor M. Walshe. Mr. Walshe has served on our Board of Directors since December 2014. Since January 2011, Mr. Walshe has held several positions at Perrigo Company plc, or Perrigo, including Vice President of Commercial Operations and Head of International Corporate Development. Prior to joining Perrigo, he held positions of Senior Director of Commercial Operations and Senior Director of Finance at Elan Pharmaceuticals, Inc., Head of Alltracel Healthcare Services Limited at Alltracel Pharmaceuticals plc and Director of Finance at ICON plc (NASDAQ: ICLR) and was an auditor at KPMG, Inc. He is also on the board of NewBridge Pharmaceuticals FZ LLC and a fellow of the Institute of Chartered Accountants. Mr. Walshe holds a Bachelor in Commerce and a Master’s in Business Studies from University College in Dublin, Ireland. Mr. Walshe’s financial expertise and experience in the pharmaceutical industry make him qualified to serve as a member of our Board of Directors.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

PricewaterhouseCoopers LLP has audited our financial statements for the fiscal years ended December 31, 2014 and 2015. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

PricewaterhouseCoopers LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP, an independent registered public accounting firm, for the fiscal years ended December 31, 2015 and 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$1,411,000	$92,500
Audit-Related Fees	$78,000	0
Tax Fees	0	0
All Other Fees	0	0

Total	$1,489,000	$92,500

Audit Fees. Audit fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2015 Audit Fees is $886,000 of fees billed in connection with our initial public offering that closed in February 2016.

Audit-Related Fees. Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for financial due diligence services. There were no such fees incurred in 2014.

Tax Fees. We did not incur any tax fees for 2015 and 2014.

All Other Fees. We did not incur any other fees for 2015 and 2014.

Pre-Approval of Audit and Non-Audit Services

In connection with our initial public offering, our Board of Directors and Audit Committee adopted a policy that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as our independent registered public accounting firm.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2016, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by a footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 19,139,041 shares of our common stock outstanding as of April 20, 2016. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 20, 2016, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

Name and Address of Beneficial Owner(1)	Number	Percent
5% Stockholders
Entities Affiliated with New Enterprise Associates Inc.(2)	3,095,240	16.2%
Elan Science One Ltd.(3)	2,911,880	15.2%
Healthcare Ventures VIII, L.P.(4)	2,164,095	11.3%
F-Prime Capital Partners Healthcare Fund II LP(5)	1,877,812	9.8%
Novartis Bioventures Ltd.(6)	1,873,791	9.8%
Entities Affiliated with Cormorant Asset Management, LLC(7)	1,725,460	9.0%
Named Executive Officers and Directors
Meenu Chhabra(8)	190,251	1.0%
Named Executive Officers
Po-Shun Lee, M.D.(9)	9,366	*
Janet L. Smart, Ph.D., J.D.(10)	12,817	*
Other Directors
Christopher K. Mirabelli, Ph.D.(4)	2,167,908	11.3%
M. James Barrett, Ph.D.(2)	3,096,885	16.2%
Franklin M. Berger, CFA(11)	100,745	*
Helen M. Boudreau(12)	3,813	*
Jeffery W. Kelly, Ph.D.(13)	116,100	*
Christopher T. Walsh, Ph.D.(14)	9,825	*
Conor M. Walshe(3)	3,813	*

All directors and executive officers as a group (12 persons)(15)	5,725,398	29.5%

*	Indicates beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, MA 02139.
(2)	Consists of (i) 3,093,072 shares of common stock held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), and (ii) 2,168 shares of common stock held by NEA Ventures 2008, L.P. (“Ven 2008”). M. James Barrett, Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna “Kittu” Kolluri and Scott D. Sandell (collectively, the “Managers”) are the managers of NEA 12 GP, LLC (“NEA 12 LLC”), the sole general partner of NEA Partners 12, Limited Partnership (“NEA Partners 12”), the sole general partner of NEA 12. The Managers, NEA 12 LLC, and NEA Partners 12 share voting and dispositive power with regard to the shares of the securities directly held by NEA 12. The shares directly held by Ven 2008 are indirectly held by Karen P. Welsh, the general partner of Ven 2008. M. James Barrett, a member of our Board of Directors, has neither voting nor dispositive power with respect to the shares held by Ven 2008. In addition to the shares held by NEA 12, Dr. Barrett beneficially owns 3,813 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date. Each indirect holder of these shares disclaim his, her or its beneficial ownership in the securities held by NEA 12 and Ven 2008, as applicable, except to the extent of his, her or its pecuniary interest therein, if any. The address for the funds affiliated with New Enterprise Associates Inc. is 1954 Greenspring Drive, Suite 6000, Timonium, MD 21093.
(3)	Consists of (i) 2,908,067 shares of common stock held by Elan Science One Ltd, and (ii) 3,813 shares of common stock underlying options held by Mr. Conor M. Walshe that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date. Mr. Conor M. Walshe, a member of our Board of Directors, is also an employee of a corporation that is affiliated with Elan Science One Ltd. Mr. Walshe disclaims beneficial ownership of the securities held by Elan Science One Ltd., except to the extent of his pecuniary interest arising as a result of his employment by such affiliate of Elan Science One Ltd. The address for Elan Science One Ltd. is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland.
(4)	Consists of (i) 2,149,295 shares of common stock, and (ii) 14,800 shares of common stock underlying a warrant to purchase Series A preferred stock held by Healthcare Ventures VIII, L.P. (“HCVVIII”). James H. Cavanaugh, Christopher K. Mirabelli (a member of our Board of Directors), Harold R. Werner, John W. Littlechild and Augustine Lawlor (collectively, the “Directors”) are the Managing Directors of HealthCare Partners VIII, LLC (“HCPVIII LLC”), which is the General Partner of HealthCare Partners VIII, L.P. (“HCPVIII”), which is the General Partner of HealthCare Ventures VIII, L.P. Each of the Directors, HCPVIII LLC and HCPVIII beneficially own and share voting and dispositive power with respect to all of the securities owned by HCVVIII. Each of the Directors, including Dr. Mirabelli, disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in these securities. Additionally, Dr. Mirabelli beneficially owns 3,813 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date. The address for Healthcare Ventures VIII, L.P. is 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141
(5)	Consists of 1,877,812 shares of common stock held by F-Prime Capital Partners Healthcare Fund II LP. F-Prime Capital Partners Healthcare Advisors Fund II LP is the general partner of F-Prime Capital Partners Healthcare Fund II LP. F-Prime Capital Partners Healthcare Advisors Fund II LP is solely managed by Impresa Management LLC, its general partner and investment manager. Each of the entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the entities listed above is 245 Summer Street, Boston, MA 02210.
(6)	Consists of 1,873,791 shares of common stock held by Novartis Bioventures Ltd. The board of directors of Novartis Bioventures Ltd. has sole voting and investment control and power over such securities. None of the members of its board of directors has individual voting or investment power with respect to such securities and each disclaims beneficial ownership of such securities. Novartis Bioventures Ltd. is an indirectly owned subsidiary of Novartis AG. The address for Novartis Bioventures Ltd is P.O. Box HM 2899, Hamilton HM LX Bermuda.
(7)

Based solely on a Schedule 13G filed by Cormorant Asset Management, LLC (“CAM”), consists of 1,725,460 shares of common stock held by entities affiliated with CAM. Shares reported for CAM represent shares which are beneficially owned by Cormorant Global Healthcare Master Fund, LP (the “Fund”) and

shares which are beneficially owned by a managed account (the “Account”). Cormorant Global Healthcare GP, LLC (“CGH”) serves as the general partner of the Fund, and CAM serves as the investment manager to both the Fund and the Account. Bihua Chen serves as the managing member of CGH and CAM. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for CAM is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(8)	Consists of (i) 180,033 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date, and (ii) 10,218 shares of common stock held by Ms. Chhabra.
(9)	Consists of 9,366 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date.
(10)	Consists of 12,817 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date.
(11)	Consists of (i) 3,813 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date, and (ii) 96,932 shares of our common stock held by Mr. Berger.
(12)	Consists of 3,813 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date.
(13)	Consists of (i) 98,412 shares of common stock, and (ii) 17,688 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date, each held directly by Jeffery W. Kelly. Dr. Kelly is currently the Chairman of Molecular and Experimental Medicine and the Lita Annenberg Hazen Professor of Chemistry within the Skaggs Institute of Chemical Biology at The Scripps Research Institute, which holds 26,932 shares of common stock. Dr. Kelly disclaims beneficial ownership of the shares held by The Scripps Research Institute except to the extent of his pecuniary interest arising as a result of his employment by The Scripps Research Institute.
(14)	Consists of (i) 3,813 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date, and (ii) 6,012 shares of our common stock held by Dr. Walsh.
(15)	Includes 13,875 shares of common stock underlying options that are exercisable as of April 20, 2016 or will become exercisable within 60 days after such date.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at Proteostasis and their ages as of April 20, 2016.

Name	Age	Position(s)
Executive Officers:
Meenu Chhabra	43	President, Chief Executive Officer and Director
Lance Thibault, CPA	49	Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Po-Shun Lee, M.D.	46	Executive Vice President and Chief Medical Officer
Benito Munoz, M.Sc., Ph.D.	54	Senior Vice President, Drug Discovery
Janet L. Smart, Ph.D., J.D.	59	Vice President, Intellectual Property and Legal Affairs

You should refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer, Meenu Chhabra. Biographical information for our other executive officers, as of April 20, 2016, is set forth below.

Lance Thibault, CPA. Mr. Thibault has been serving as our Principal Financial Officer and interim Chief Financial Officer since April 2015 and our Principal Accounting Officer since March 2016, in each case in a consulting capacity through Danforth Advisors, LLC. He has been an independent advisor since 2010, and currently provides operational, financial and strategic services at a number of other private pharmaceutical companies in Greater Boston. Mr. Thibault’s previous experience includes finance director for Paratek Pharmaceuticals, Inc. (NASDAQ: PRTK) and Chief Financial Officer and Treasurer of deCODE genetics, Inc. (NASDAQ: DCGN), and a number of positions at PricewaterhouseCoopers LLP. He received a B.S. in Accountancy from Bentley University.

Po-Shun Lee, M.D. Dr. Lee has been serving as our Executive Vice President since December 2015 and our Chief Medical Officer since May 2015. He also served as our Senior Vice President, Clinical Development from May 2015 to December 2015 and as our Vice President, Clinical Development from November 2014 to May 2015. From February 2013 to November 2014, he served as Translational Medicine Expert at the Novartis Institute for Biomedical Research. From August 2010 to January 2013, Dr. Lee served as the Associate Medical Director at Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX) where he supported the clinical development and registration of Kalydeco and led a CFTR corrector program to positive proof of concept. From May 2005 to August 2010, Dr. Lee served as a physician-scientist at the Brigham and Women’s Hospital/Harvard Medical School. He received an M.D. from the University of Pennsylvania and a B.A. in Biology from the Johns Hopkins University.

Benito Munoz, M.Sc., Ph.D. Dr. Munoz has been serving as our Senior Vice President, Drug Discovery since December 2015 and served as our Vice President, Medicinal Chemistry from November 2013 to December 2015. From February 2009 to November 2013, he served as the Director of Medicinal Chemistry, Molecular Libraries Probe Productions Center Network, at the Broad Institute, a biomedical research institute affiliated with Harvard University and the Massachusetts Institute of Technology. In his role at the Broad Institute, Dr. Munoz was responsible for designing and implementing a phenotypic screening platform to identify active molecules within Broad’s collection of small molecules which generated potent hits with a therapeutic potential in neglected diseases. From October 1999 to October 2008, he served in a number of positions of increasing responsibility at Merck & Co. (NYSE: MRK), most recently as a Director of Research Laboratories at Merck & Co.’s Boston, Massachusetts laboratories. He formerly served on the board of Karyopharm Therapeutics, Inc. (NASDAQ: KPTI). Dr. Munoz received his Ph.D. in Organic Chemistry from the University of Toronto and an M.Sc. in Chemistry from Brock University. He also completed postdoctoral training at the Scripps Research Institute.

Janet L. Smart, Ph.D., J.D. Dr. Smart has been serving as our Vice President, Intellectual Property and Legal Affairs since January 2014 and served as our Senior Director, Intellectual Assets from September 2011 to January 2014. From August 2010 to October 2011, Dr. Smart was Senior Director of Legal Affairs at Anchor Therapeutics, Inc., a biotechnology company, where she was responsible for intellectual property and corporate matters. Dr. Smart is a Patent Attorney registered to practice before the U.S. Patent and Trademark Office. She received a J.D. from Franklin Pierce Law Center (now University of New Hampshire School of Law) and B.S., M.S. and Ph.D. degrees from Northeastern University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Private Placements of Securities

Convertible Note Financings

In July and September 2014 and July 2015, we sold an aggregate of $15.0 million in convertible promissory notes to existing investors at a price equal to the principal amount of such notes. The following table summarizes the participation in the convertible note financing by any of our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons.

Name of 5% Stockholder	Date Purchased	Convertible Note Principal Amount
F-Prime Capital Partners Healthcare Fund II LP(1)	July 31, 2014	$662,576
Biogen MA Inc.	July 31, 2014	$331,288
Genzyme Corporation(2)	July 31, 2014	$331,288
Healthcare Ventures VIII, L.P.(3)	July 31, 2014	$768,589
New Enterprise Associates 12, Limited Partnership(4)	July 31, 2014	$918,530
Novartis International Pharmaceutical Investment Ltd.(5)	September 25, 2014	$662,576
Elan Science One Ltd.(6)	September 29, 2014	$1,325,153
F-Prime Capital Partners Healthcare Fund II LP(1)	July 22, 2015	$709,592
Elan Science One Ltd.(6)	July 22, 2015	$1,419,185
Genzyme Corporation(2)	July 22, 2015	$354,796
Healthcare Ventures VIII, L.P.(3)	July 22, 2015	$823,127
New Enterprise Associates 12, Limited Partnership(4)	July 22, 2015	$1,030,724
Novartis International Pharmaceutical Investment Ltd.(5)	July 22, 2015	$662,576

(1)	Dr. Stephen C. Knight, a former member of our Board of Directors, is an employee of an affiliate of F-Prime Capital Partners Healthcare Fund II LP (formerly Beacon Bioventures Fund II Limited Partnership).
(2)	Mr. Bernard Davitian, a former member of our Board of Directors, is an employee of an affiliate of Genzyme Corporation.
(3)	Dr. Christopher K. Mirabelli, a member of our Board of Directors and its chairman, is a managing director of an affiliate of HealthCare Ventures VIII, L.P.
(4)	Dr. M. James Barrett, a member of our Board of Directors, is a manager of an affiliate of New Enterprise Associates 12, Limited Partnership.
(5)	Shares of our capital stock that were issued upon conversion of the convertible promissory note in September 2015 were issued to Novartis Bioventures Ltd., an affiliate of Novartis International Pharmaceutical Investment Ltd. Dr. Henry B. Skinner, a former member of our Board of Directors, is an employee of an affiliate of Novartis International Pharmaceutical Investment Ltd. and Novartis Bioventures Ltd.
(6)	Mr. Conor M. Walshe, a member of our Board of Directors, is an employee of an affiliate of Elan Science One Ltd.

Series B Financing

On September 2, 2015, we entered into a stock purchase agreement with a number of existing and new investors, pursuant to which we agreed to issue up to an aggregate of 34,057,398 shares of our Series B convertible preferred stock at a price of $1.286 per share. The following table summarizes the participation in the Series B convertible preferred stock financing by any of our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons.

Name of 5% Stockholder	Date Purchased	Shares of Series B Preferred (#)	Aggregate Purchase Price Paid
F-Prime Capital Partners Healthcare Fund II LP(1)	September 2, 2015	1,987,782	$2,556,228
Genzyme Corporation(2)	September 2, 2015	993,891	$1,278,144
HealthCare Ventures VIII, L.P.(3)	September 2, 2015	2,319,750	$2,983,199
New Enterprise Associates 12, Limited Partnership(4)	September 2, 2015	4,423,723	$5,688,908
Novartis Bioventures Ltd.(5)	September 2, 2015	1,944,315	$2,500,389
Elan Science One Ltd.(6)	September 2, 2015	3,961,459	$5,094,436
Cormorant Global Healthcare Master Fund, LP	September 2, 2015	6,220,839	$7,999,999
Franklin M. Berger, CFA	September 2, 2015	777,064	$999,999

(1)	Dr. Stephen C. Knight, a former member of our Board of Directors, is an employee of an affiliate of F-Prime Capital Partners Healthcare Fund II LP.
(2)	Mr. Bernard Davitian, a former member of our Board of Directors, is an employee of an affiliate of Genzyme Corporation.
(3)	Dr. Christopher K. Mirabelli, a member of our Board of Directors and its chairman, is a managing director of an affiliate of HealthCare Ventures VIII, L.P.
(4)	Dr. M. James Barrett, a member of our Board of Directors, is a manager of an affiliate of New Enterprise Associates 12, Limited Partnership.
(5)	All shares issued upon conversion of Novartis International Pharmaceutical Investment Ltd.’s convertible notes were issued to and are included under Novartis Bioventures Ltd. Dr. Henry B. Skinner, a former member of our Board of Directors, is an employee of an affiliate of Novartis International Pharmaceutical Investment Ltd. and Novartis Bioventures Ltd.
(6)	Mr. Conor M. Walshe, a member of our Board of Directors, is an employee of an affiliate of Elan Science One Ltd.

Participation in our Initial Public Offering

Certain of our directors and 5% stockholders purchased an aggregate of 3,175,324 shares of our common stock in our initial public offering at the public offering price.

Elan Science One Ltd.	125,000
New Enterprise Associates 12, Limited Partnership	900,324
Healthcare Ventures VIII, L.P.	375,000
F-Prime Capital Partners Healthcare Fund II LP	375,000
Novartis Bioventures Ltd.	375,000
Cormorant Global Healthcare Master Fund, LP	840,000
CMRA SPV, L.P.	160,000
Franklin M. Berger, CFA	25,000

Total	3,175,324

Stockholders’ Agreement

In connection with our private placements, we and certain holders of our common stock entered into a stockholders’ agreement pursuant to which these stockholders will have, among other things, registration rights under the Securities Act of 1933, as amended, with respect to common stock they hold.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, the form of which is attached as an exhibit to our annual report filed on Form 10-K for the fiscal year ended December 31, 2015. The indemnification agreements and our amended and restated Certificate of Incorporation and amended and restated By-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Procedures for Related Party Transaction

In connection with our initial public offering, we adopted a written policy that requires all transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

All of the private placement transactions described herein were entered into prior to the adoption of this written policy but each was approved by our Board of Directors. Prior to our Board of Directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our Board of Directors, and the transaction was not approved by our Board of Directors unless a majority of the directors approved the transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Christopher Mirabelli, Mr. Bernard Davitian, and Ms. Meenu Chhabra served as members of our Compensation Committee for the fiscal year ended December 31, 2015 and Ms. Helen M. Boudreau and Dr. Christopher T. Walsh have served as members of our Compensation Committee since our initial public offering in February 2016. Ms. Chhabra is our current President and Chief Executive Officer and Dr. Mirabelli served as our Chief Executive Officer from March 2014 to May 2014. Ms. Chhabra and Dr. Mirabelli are the only members of our Compensation Committee who have served at any time as an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our initial public offering closed in February 2016 so there are no reports or written representations from Reporting Persons from the fiscal year ended December 31, 2015 to be reviewed.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Ms. Chhabra, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board of Directors (“Chairman of the Board”) and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to the position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By-laws do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website (www.proteostasis.com) under the Investors & Media tab, under the sub-tab “Corporate Governance.” A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, MA 02139 Attention: Chief Financial Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website and/or in our public filings with the SEC.

Corporate Governance Guidelines. The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and By-laws. Our corporate governance guidelines are available in the corporate governance section of our website under the “Investors & Media” tab. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Board Meetings and Committees. Our Board of Directors held 10 meetings during 2015 and each of our audit and compensation committees held 4 meetings in 2015. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2015, each of the directors then in office attended at least 70% of the aggregate of all meetings of the Board of Directors and at least 75% of the aggregate of all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. This is our first annual meeting of stockholders since we became a public company in February 2016.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2015, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee. Mr. Berger, Ms. Boudreau and Mr. Walshe serve on the Audit Committee, which is chaired by Ms. Boudreau. Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Stock Market rules, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Ms. Boudreau as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending based upon its review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

The Audit Committee held four meetings during 2015. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available on our website under the “Investors & Media” tab, under the sub-tab “Corporate Governance.”

Compensation Committee. Ms. Boudreau and Dr. Walsh serve on the Compensation Committee, which is chaired by Dr. Walsh. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable NASDAQ Stock Market rules. The Compensation Committee’s responsibilities include:

•	annually reviewing, and recommending for approval by the Board of Directors, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining the compensation of our Chief Executive Officer in light of such evaluation;

•	annually reviewing, and recommending for approval by the Board of Directors, the goal and performance setting methodology for all Company employees;

•	reviewing and approving the compensation of all executive officers based on performance against the approved goals;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other adviser retained by the Compensation Committee;

•	conducting an independence assessment with respect to any compensation consultant, legal counsel or other adviser retained by the Compensation Committee;

•	reviewing and recommending to our Board of Directors for approval the compensation of our directors;

•	reviewing and approving grants and awards under incentive-based compensation and equity-based plans, consistent with the terms of such plans; and

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or annual report on Form 10-K.

The Compensation Committee held three meetings during 2015. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website under the “Investors & Media” tab, under the sub-tab “Corporate Governance.”

Nominating and Corporate Governance Committee. Dr. Barrett, Mr. Berger and Dr. Kelly serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Berger. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable NASDAQ Stock Market rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	establishing procedures for identifying and evaluating Board of Directors candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines;

•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

The Nominating and Corporate Governance Committee did not hold any meetings during 2015. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website under the “Investors & Media” tab, under the sub-tab “Corporate Governance.”

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Recommendations.”

Identifying and Evaluating Director Nominees. The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors.

Minimum Qualifications. The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director’s selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Stockholder Recommendations. Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, MA 02139, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications. The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, MA 02139, Attn: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Proteostasis Therapeutics, Inc., 200 Technology Square, 4th Floor, Cambridge, MA 02139, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of the committees of our Board of Directors also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, PricewaterhouseCoopers LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by PricewaterhouseCoopers LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015, with management. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee considered any fees paid to PricewaterhouseCoopers LLP for the provision of non-audit related services and does not believe that these fees compromise PricewaterhouseCoopers LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE

Franklin M. Berger, CFA

Helen M. Boudreau

Conor M. Walshe

EXECUTIVE COMPENSATION

Compensation Overview

This compensation discussion, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers for 2015, who are Meenu Chhabra, our President and Chief Executive Officer, Po-Shun Lee, M.D., our Executive Vice President and Chief Medical Officer, and Janet L. Smart, Ph.D., J.D., our Vice President, Intellectual Property and Legal Affairs. We refer to these three executive officers as our named executive officers.

Our executive compensation program is administered by our Compensation Committee in consultation with our Board of Directors. The key objectives of our executive compensation programs are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our stockholders through short- and long-term incentive compensation programs. For our executive officers, these short- and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their total compensation.

Setting Executive Compensation

Our Compensation Committee is responsible for reviewing and determining the compensation of our executive officers, including our Chief Executive Officer. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Role of the Compensation Committee

The Compensation Committee, which is comprised entirely of independent directors, reviews and approves the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate.

In reviewing and approving these matters, our Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals, as well as each executive officer’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Role of Compensation Consultant

In connection with our IPO, we engaged Radford, an Aon Hewitt company (“Radford”), an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs.

Our Compensation Committee charter requires that its compensation consultants be independent of Company management. During 2015, Radford did not provide services to us other than the services described in this Proxy Statement. Under its charter, our Compensation Committee is responsible for performing an annual assessment of any compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that their work has not raised any conflict of interests.

Elements of Compensation

Base Salary

Our Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.

Annual Cash Bonuses

We believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by the Compensation Committee. Accordingly, each of our named executive officers was eligible to receive a cash bonus with respect to 2015 based upon the achievement of corporate performance goals related to filing an investigational new drug application for PTI-428, achievement of 60% cystic fibrosis transmembrane conductance regulator restoration with proprietary triple combination, advancement of corporate collaborations and alliances and completion of certain financing events as well as individual performance within each named executive officer’s area of responsibility.

Equity-Based Compensation

Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives’ interests with those of our stockholders. In addition, equity awards are subject to vesting over time, subject to continued employment with the Company, and this vesting feature contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock.

2015 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years indicated to our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Meenu Chhabra	2015	432,285		261,313	881,867	10,200	(3)	1,585,665
President, and Chief Executive Officer	2014	253,365	(4)	105,260	686,635	3,000		1,048,260
Po-Shun Lee, M.D.	2015	285,010	(5)	103,545	314,908	—		703,253
Executive Vice President and Chief Medical Officer
Janet L. Smart, Ph.D., J.D.	2015	209,641		37,126	72,654	—		319,421
Vice President, Intellectual Property and Legal Affairs	2014	204,111		39,778	12,036	—		255,925

(1)	Amounts represents bonuses earned with respect to 2014 and 2015, which were paid in 2015 and 2016, respectively. Cash bonuses for 2015 were paid pursuant to our 2015 Bonus Plan and were based upon the achievement of corporate performance goals related to filing an investigational new drug application for PTI-428, achievement of 60% cystic fibrosis transmembrane conductance regulator restoration with proprietary triple combination, advancement of corporate collaborations and alliances and completion of certain financing events as well as individual performance within each named executive officer’s area of responsibility. For Ms. Chhabra, $200,000 of her 2015 bonus was paid in cash and $61,313 was paid in shares of our common stock, valued as of the closing price of our common stock on February 25, 2016 and rounded down to the nearest whole share.
(2)	Amounts represent the aggregate grant-date fair value of option awards granted to our named executive officers in 2014 and 2015 computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 2 to our financial statements for the year ended December 31, 2015. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.
(3)	Amounts represent commuting expenses between our offices and Ms. Chhabra’s home.
(4)	Ms. Chhabra joined us in May 2014. Her annualized base salary for 2014 was $425,000.
(5)	Dr. Lee was appointed to his position as Executive Vice President and Chief Medical Officer in 2015.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with our Named Executive Officers

We have entered into an employment agreement or offer letter with each of our named executive officers. Except as noted below, these employment agreements and offer letters provide for “at will” employment.

On March 11, 2016, the Company entered into employment agreements (each an “Agreement” and collectively, the “Agreements”) with each of Meenu Chhabra, our President and Chief Executive Officer, and Po-Shun Lee, M.D., our Executive Vice President, and Chief Medical Officer (each an “Executive” and collectively, the “Executives”).

The Agreements provide for an annual base salary (the “Base Salary”), which subject to annual review by the Compensation Committee or the Board of Directors (Ms. Chhabra’s current annual base salary is $450,000 and Dr. Lee’s current annual base salary is $340,000). In addition, each Executive is eligible for an annual cash bonus pursuant to the Company’s Senior Executive Cash Incentive Bonus Plan (Ms. Chhabra is eligible for an annual bonus targeted at 50% of her base salary, and Dr. Lee is eligible for an annual bonus targeted at 35% of his base salary). The Executives are eligible to participate in the employee benefit plans generally available to our full-time employees, subject to the terms of those plans.

Pursuant to the Agreements, in the event that an Executive’s employment is terminated by us without cause (as defined in the Agreements) or an Executive terminates his or her employment with us for good reason (as defined in the Agreements), in either case prior to a change in control (as defined in the Agreements) or at any time after the 12-month anniversary of a change in control, the Executive will be entitled to receive: (i) base salary continuation for 12 months (in the case of Ms. Chhabra) or nine months (in the case of Dr. Lee) following termination, (ii) a monthly cash payment in an amount equal to the monthly contribution that the Company would have made to provide health insurance to the Executive had the Executive remained employed until the earlier of 12 months (in the case of Ms. Chhabra) or nine months (in the case of Dr. Lee) following the date of termination or the date the Executive becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA and (iii) on the date that is 35 days after the date of termination, the portion of any outstanding equity grants subject to time-based vesting that would have vested in the 12 months (in the case of Ms. Chhabra) or nine months (in the case of Dr. Lee) following the date of termination had the Executive remained employed will accelerate and vest. In the event that an Executive obtains employment during the period during which he or she is receiving severance payments, any remaining severance payments will be reduced by the amount of any cash compensation received by the Executive pursuant to such employment during the severance period. In the event that an Executive’s employment is terminated by us without cause, or an Executive terminates his or her employment with us for good reason, in either case within 12 months following change in control, the Executive will be entitled to receive: (i) base salary continuation for 18 months (in the case of Ms. Chhabra) or 12 months (in the case of Dr. Lee) following termination, (ii) a monthly cash payment in an amount equal to the monthly contribution that the Company would have made to provide health insurance to the Executive had the Executive remained employed by the Company until the earlier of 18 months (in the case of Ms. Chhabra) or 12 months (in the case of Dr. Lee) following the date of termination or the date the Executive becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA and (iii) on the date that is 35 days after the date of termination, acceleration of 100% of the equity awards held by the Executive that are subject to time-based vesting. In addition, in the event that an Executive’s employment is terminated by us without cause or by the Executive for good reason, the restrictive covenants applicable to the Executive will apply for nine months, rather than 12 months, following termination. Receipt of the severance payments and benefits described above is conditioned upon the Executive entering into and not revoking a separation agreement with us, including a general release of claims. In addition, the Executives have entered into an Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreements that contain, among other things, non-competition and non-solicitation provisions that apply during the term of the Executive’s employment and for 12 months thereafter.

On September 9, 2011, we entered into an offer letter with Dr. Smart. Dr. Smart currently receives a base salary of $214,273 and is eligible for a performance-based annual bonus of up to 20% of her base salary. Dr. Smart is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In addition, Dr. Smart has entered into an Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement that contain, among other things, non-competition and non-solicitation provisions that apply during the term of her employment and for 12 months thereafter.

Outstanding Equity Awards at 2015 Fiscal Year-End Table

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2015.

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Meenu Chhabra	5/19/2014	135,025	225,043	3.36	6/6/2024
	9/2/2015	—	110,876	14.71	10/9/2025
Po-Shun Lee, M.D.	11/24/2014	6,244	18,732	11.03	6/29/2025
	6/30/2015	—	27,751	11.03	6/29/2025
Janet L. Smart, Ph.D., J.D.	9/26/2011	5,550	—	2.49	12/6/2021
	1/30/2012	256	17	2.49	1/20/2022
	3/27/2013	439	200	2.38	3/27/2023
	1/30/2014	1,481	1,905	3.36	6/6/2024
	1/30/2014	1,315	1,691	3.36	6/6/2024
	2/11/2015	—	9,345	14.71	10/9/2025

(1)	Each stock option was granted pursuant to our 2008 Equity Incentive Plan. The shares of common stock underlying these stock options vest over a four-year period, with 25% of the shares to vest upon the completion of one year of service measured from the vesting commencement date, and the balance vesting in 12 successive equal quarterly installments upon the completion of each additional three-month period of service thereafter.

On January 15, 2016, the Board of Directors approved the grant of options to purchase an aggregate of 506,210 shares of our common stock to certain of our executive officers and employees, including to our named executive officers in the amounts set forth in the following table.

Named Executive Officer	Number of Shares Underlying the Option
Meenu Chhabra	162,861
Po-Shun Lee, M.D.	99,926
Janet L. Smart, Ph.D., J.D.	34,636

These options were issued in connection with our initial public offering at the exercise price per share equal to the initial public offering price of our common stock and such options will vest and become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on our company.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee reviewed and discussed the disclosure included in the Executive Compensation section of this Proxy Statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the disclosure included in the Executive Compensation section be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Helen M. Boudreau

Christopher T. Walsh, Ph.D.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2015. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors during 2015. We reimburse non-employee directors for reasonable travel expenses. Ms. Chhabra, our Chief Executive Officer, receives no compensation for her service as a director, and, consequently, is not included in this table. The compensation received by Ms. Chhabra as an employee during 2015 is presented in the “Summary Compensation Table” earlier in this proxy statement. No options or stock awards were granted to our directors during 2015.

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)		Total ($)
Christopher K. Mirabelli, Ph.D.	—		—		—
M. James Barrett, Ph.D.	—		—		—
Franklin M. Berger, CFA	—		—		—
Helen M. Boudreau	—		—		—
Bernard Davitian(1)	—		—		—
Jeffery W. Kelly, Ph.D.	16,000	(2)	50,000	(3)	66,000
Stephen C. Knight, M.D.(1)	—		—		—
Henry B. Skinner, Ph.D.(1)	—		—		—
Christopher T. Walsh, Ph.D.	16,000	(2)	—		16,000
Conor M. Walshe	—		—		—

(1)	Former directors.

(2)	Comprises a fee of $4,000 per meeting for attendance at meetings of our Board of Directors, which was approved by our Board of Directors.
(3)	Comprises an annual consulting fee for service on our scientific advisory board.

In January 2016, our Board of Directors adopted a non-employee director compensation policy, which became effective on February 10, 2016, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. Under this policy, all non-employee directors will be paid cash compensation as set forth below, prorated based on days of service during a calendar year:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for Non-Executive Chairperson, if so elected	25,000
Audit Committee:
Chairperson	15,000
Non-Chairperson members	7,500
Compensation Committee:
Chairperson	10,000
Non-Chairperson members	5,000
Nominating and Corporate Governance Committee:
Chairperson	7,500
Non-Chairperson members	3,500

Each non-employee director shall have the right to elect to receive all or a portion of his or her annual cash retainer in the form of options to purchase our common stock.

Under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors after effectiveness of the policy will receive an equity award in the form of an option to purchase our common stock with a grant-date fair value of $195,000, which option will vest in equal quarterly installments over a period of three years following the grant date, subject to the director’s continued service on our Board of Directors. On the date of each annual meeting of our stockholders, each continuing non-employee director will be eligible to receive an equity award with a grant-date fair value of $97,000 in the form of an option to purchase shares of our common stock, which option will vest in equal quarterly installments over a period of one year following the grant date. Our non-employee directors may also be granted such additional stock options in such amounts and on such dates as our Board of Directors may recommend. All of the foregoing options will be granted with an exercise price per share equal to the fair market value of our common stock on the date of grant and will accelerate immediately upon a sale of the company.

We have also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board of Directors and committee meetings.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2015, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 200 Technology Square, 4th Floor, Cambridge, MA 02139, Attention: Secretary or call us at (617) 225-0096, or to our transfer agent by email at info@amstock.com, through their website at http://www.amstock.com/proxyservices/requestmaterials.asp or by phone 888-Proxy-NA (888-776-9962) or 718-921-8562 for international callers. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

NO INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website (www.proteostasis.com) are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

ANNUAL MEETING OF SHAREHOLDERS OF

PROTEOSTASIS THERAPEUTICS, INC.

July 14, 2016

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O M. James Barrett, Ph.D. O Franklin M. Berger, CFA		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                        ¢

PROTEOSTASIS THERAPEUTICS, INC.

Annual Meeting of Shareholders

July 14, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Meenu Chhabra and Lance Thibault, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of PROTEOSTASIS THERAPEUTICS, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, ET on July 14, 2016, at the offices of Proteostasis Therapeutics, Inc. at 200 Technology Square, 4th Floor, Cambridge, MA 02139, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

PROTEOSTASIS THERAPEUTICS, INC.

July 14, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/20577/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20230000000000000000 0			071416

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	O M. James Barrett, Ph.D. O Franklin M. Berger, CFA		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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